Exhibit 10
                              THIRD LEASE AMENDMENT
                              ---------------------

     AGREEMENT, made the 21st day of June, 2006, by and between 425 OSER AVENUE LLC, with an office at 1 Executive Drive, Edgewood, New York, 11717, (hereafter "Landlord") and GLOBAL PAYMENT TECHNOLOGIES INC., formerly known as COIN BILL VALIDATOR, INC., a corporation duly organized and existing under the law of the State of New York, with an office at 425 Oser Avenue, Hauppauge, New York 11788, (hereafter "Tenant").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Landlord and Tenant entered into an Agreement of Lease, dated as of September 21, 1994, for the leasing by Landlord and the hiring by Tenant, of those certain premises in the building known as 425 Oser Avenue, Hauppauge, New York, as more particularly described in Exhibit "A" to the Agreement of Lease, for the term, for the rent and on all such terms and conditions as set forth in the Agreement of Lease; and

     WHEREAS, Landlord and Tenant entered into a Lease Amendment, dated July 31, 1997, to the Agreement of Lease, for the leasing by Landlord and the hiring by Tenant, of those certain additional premises in the building known as 425 Oser Avenue, Hauppauge, New York, as more particularly described in Exhibit "A" to the Lease Amendment, for the term, for the rent and on all such terms and conditions as set forth in the Agreement of Lease, as amended by the Lease Amendment

     WHEREAS, Landlord and Tenant entered into a Second Lease Amendment, effective March 31, 2000, to the Agreement of Lease, whereby the term of the lease was extended until June 30, 2006, for the rent and on all terms and conditions as set forth in the Agreement of Lease, as amended by the Lease Amendment and the Second Lease Amendment (the Agreement of Lease, as amended by the Lease Amendment, and the Second Lease Amendment, the "Lease"); and

     WHEREAS, the Lease is currently in full force and effect and Tenant is occupying the premises; and

     WHEREAS, the term of the Lease expires on June 30, 2006; and

     WHEREAS, Tenant desires to extend the term of the Lease for an additional period of one year from the present expiration date so that the term shall end on June 30, 2007, on all of the terms and conditions as set forth in the Lease and as set forth herein; and

     WHEREAS, Landlord is agreeable to extending the term of the Lease for an additional period of one year from the present expiration date so that the term shall end on June 30, 2007, on all of the terms and conditions as set forth in the Lease and as set forth herein;

     NOW, THEREFORE, in consideration of the Lease, the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1. Landlord and Tenant hereby ratify and confirm the recitals.

     2. Notwithstanding anything contained in the Lease, the Lease is hereby amended to extend the term thereof for an additional period of one year from the present expiration date thereof, so that the term of the Lease shall end on June 30, 2007, instead of June 30, 2006, unless such term shall sooner cease and expire as in the Lease provided.

     3. Paragraph 41 (A) of the Lease is amended by adding the following subparagraph thereto:

          (xv) For the period July 1, 2006 through June 30, 2007, Base Rent shall be four hundred fifteen thousand six hundred thirty and 40/100 ($415,630.40) dollars, payable thirty-four thousand six hundred thirty-five and 87/100 ($34,635.87) Dollars monthly.

     All payments of Base Rent and additional rent shall be paid to Heartland Associates LLC as agent for 425 Oser Avenue LLC, until Tenant receives written notice of any change thereto.

     4. Tenant and Landlord each warrant and represent to the other that there was no broker instrumental in bringing about or consummating this Third Lease Amendment and neither Tenant nor Landlord have had any conversations with any broker(s) in connection with this Third Lease Amendment. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all costs, commissions, expenses, claims, suits, actions, judgments, etc., including attorneys fees, of or by any broker for a commission or fee in connection with this Third Lease Amendment by reason of a breach by the Tenant of the warranty or representation contained herein.

     5. Tenant acknowledges and agrees that Landlord has not offered to do, and Landlord has no obligation to do, any work or make any repairs, alterations, modifications, improvements, changes or additions to the premises in connection with this Third Lease Amendment.

     6. Tenant warrants and represents to Landlord that it has no cause of action, whether at law or in equity, including without limitation, any offset(s), counterclaim(s), or defense(s), with respect to the Lease.

     7. This Third Lease Amendment may only be modified by a writing executed by the parties hereto.

     8. The covenants, conditions and agreements of this Third Lease Amendment shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in the Lease, their assigns.

     9. This Third Lease Amendment and the Lease contain the entire understanding and agreement between Landlord and Tenant with respect to the subject matters contained therein; all prior agreements, both oral and written, are merged herein and therein and are superseded hereby and thereby.

     10. As hereinabove amended, changed or modified, the Lease is, and shall remain, in full force and effect in accordance with its terms, and each and every agreement, term, covenant and condition thereof is hereby ratified, confirmed and continued.

     IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their respective hands as of the day and year first above written.

LANDLORD: 425 OSER AVENUE LLC
     By: HEARTLAND ASSOCIATES LLC, Member


     By: /s/ Gerald Wolkoff
         ----------------------------
         Gerald Wolkoff, Member

TENANT: GLOBAL PAYMENT TECHNOLOGIES INC. (formerly known as)
        COIN BILL VALIDATOR, INC.


     By: /s/ William McMahon
         ----------------------------
         Name: William McMahon
         Title: Vice President & CFO